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                        INDEPENDENT ACCOUNTANTS' CONSENT


To the Shareholders and Board of Directors of First Eagle Fund of America, Inc.:


We consent to the use of our report dated November 16, 1995 with respect to the First Eagle Fund of America, Inc., incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the N-1A and "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in the Statement of Additional Information.



                                                       KPMG PEAT MARWICK LLP
                                                    ----------------------------
                                                       KPMG Peat Marwick LLP




New York, New York
February 26, 1996